                                                                  Exhibit (h)(2)

April 3, 2008


Boston Financial Data Services, Inc.
Attn:    Legal Department
2 Heritage Drive, 4th Floor
North Quincy, MA  02171

Re:      AMENDMENT TO SCHEDULE A

Dear Sir or Madam:

         This letter agreement serves to amend our Transfer Agency and Service Agreement, between Laudus Trust, Laudus Variable Insurance Trust and Boston Financial Data Services, Inc. dated October 3, 2005 (the "Agreement"). The parties wish to amend the Agreement to change the name of a party and the state under which that party was organized: Laudus Variable Insurance Trust, a Massachusetts business trust, is hereby changed to Laudus Institutional Trust, a Delaware statutory trust.

         In addition, Section 5.1 is deleted in its entirety and replaced with the following:

         It is a business or statutory trust duly organized and existing in good standing under the laws of The Commonwealth of Massachusetts or the State of Delaware.

         Schedule A has also been amended to add the Laudus Mondrian Emerging Markets Fund, Laudus Mondrian International Fixed Income Fund, Laudus Mondrian International Equity Fund, Laudus Mondrian Global Equity Fund, Laudus Mondrian Institutional International Equity Fund and Laudus Mondrian Institutional Emerging Markets Fund and delete Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund and Laudus Rosenberg Global Long/Short Equity Fund.

         The Agreement otherwise remains unchanged and shall continue in full force and effect.

         In the space provided below, please acknowledge your agreement to the foregoing.


ACKNOWLEDGED AND AGREED TO:

LAUDUS TRUST                                BOSTON FINANCIAL DATA SERVICES, INC.

By:      /s/ Mike Haydel                    By:      /s/ Suresh Patel
         -----------------------------               ----------------
Name:    Mike Haydel                        Name:    Suresh Patel
                                                     ------------
Title:   Vice President                     Title:   Vice President
                                                     --------------


LAUDUS INSTITUTIONAL TRUST

By:      /s/ Mike Haydel
         -----------------------------
Name:    Mike Haydel
Title:   Vice President



                                 Schedule A - 1

                               AMENDED SCHEDULE A
                                     TO THE
                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                  April 3, 2008

LAUDUS TRUST

         Laudus Rosenberg U.S. Large Capitalization Fund

         Laudus Rosenberg U.S. Large Capitalization Growth Fund

         Laudus Rosenberg U.S. Large Capitalization Value Fund

         Laudus Rosenberg U.S. Discovery Fund

         Laudus Rosenberg U.S. Small Capitalization Fund

         Laudus Rosenberg International Equity Fund

         Laudus Rosenberg International Small Capitalization Fund

         Laudus Rosenberg International Discovery Fund

         Laudus Rosenberg Value Long/Short Equity Fund

         Laudus Mondrian Emerging Markets Fund
         -------------------------------------

         Laudus Mondrian International Fixed Income Fund
         -----------------------------------------------

         Laudus Mondrian International Equity Fund
         -----------------------------------------

         Laudus Mondrian Global Equity Fund
         ----------------------------------

LAUDUS INSTITUTIONAL TRUST (formerly Laudus Variable Insurance Trust)

         Laudus Mondrian Institutional International Equity Fund
         -------------------------------------------------------

         Laudus Mondrian Institutional Emerging Markets Fund
         ---------------------------------------------------


                                 Schedule A - 1